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                                                                     EXHIBIT 5.1

                          [ROSS & HARDIES LETTERHEAD]

                                 JUNE 12, 1998

Sabratek Corporation
5601 West Howard Street
Niles, Illinois 60714

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     You have requested our opinion with respect to the registration by Sabratek Corporation (the "Company") pursuant to a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of $85,000,000 principal amount of 6% Convertible Notes due 2005 (the "Notes") and the shares of Common Stock issuable upon conversion of the Notes (the "Shares", together with the Notes, the "Securities").

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed relevant and necessary to form a basis for the opinions hereinafter expressed. In conducting such examination, we have assumed (i) that all signatures are genuine, (ii) that all documents and instruments submitted to us as copies conform with the originals, and (iii) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company and certificates of public officials and have not independently verified such facts.

     Based upon the foregoing, it is our opinion that the Notes have been duly authorized and issued and that the Shares issuable upon the proper conversion of the Notes have been duly authorized will be validly issued, fully paid and non-assessable when issued upon conversion of the Notes.

     We express no opinion as to the laws of any jurisdiction other than the State of Illinois and the United States of America. Insofar as the foregoing opinion relates to matters that would be controlled by the substantive laws of any jurisdiction other than the United States of America or the State of Illinois, we have assumed that the substantive laws of such jurisdiction conform in all respects to the internal laws of the State of Illinois.

     We hereby consent to the reference to our firm in the Registration Statement relating to the registration of the Securities

                                          Very truly yours,

                                          ROSS & HARDIES

                                          By:       /s/ DAVID S. GUIN
                                            ------------------------------------
                                                         A Partner